Exhibit 99.5



Unaudited Combined Pro Forma Financial Data

The following unaudited pro forma combined financial information has been prepared to give effect to the acquisition of Morex Marketing Group LLC.. by Think Partnership, Inc. The transaction is being accounted for as a purchase business combination.

On January 20, 2006, Think Partnership, Inc. completed the acquisition of Morex Marketing Group LLC. for an initial purchase price of $21.45 million. In addition, acquisition-related closing expenses of approximately $125,000 were incurred.

The acquisition has been accounted for using purchase price accounting in accordance with Financial Accounting Standard No.141 - Business Combinations. The unaudited pro forma combined statement of financial position as of September 30, 2005 gives effect to the acquisition as if the acquisition had occurred on that date. The unaudited pro forma combined balance sheet includes the balance sheets of Think Partnership, Inc. and Morex Marketing Group LLC.
As of September 30, 2005.

The unaudited pro forma combined statements of income for the year ended December 31, 2004 and for the nine months ended September 30, 2005 give effect to the acquisition as if the acquisition had occurred on January 1, 2004. The unaudited pro forma combined statements of income presented for the year ended December 31, 2004 and for the nine months ended September 30, 2005 include historical financial results of Think Partnership, Inc. and Morex Marketing Group LLC. for the year ended December 31, 2004 and for the nine months ended September 30, 2005. Any savings or additional costs, which may be realized through the integration of the operations have not been estimated or included in the unaudited pro forma combined statements of income.

The unaudited pro forma financial information includes the adjustments that have a continuing impact to the combined company to reflect the transaction using purchase accounting. The pro forma adjustments are described in the notes to the unaudited pro forma financial information. The adjustments are based upon preliminary information and certain management judgments and estimates. The purchase accounting adjustments are subject to revisions, which will be reflected in future periods. Revisions, if any, are not expected to have a material effect on the statement of income or financial position of Think Partnership, Inc.

The unaudited pro forma financial information and accompanying notes are presented for illustrative purposes only and do not purport to be indicative of, and should not be relied upon as indicative of, the financial position or operating results that may occur in the future or that would have occurred if the acquisition had been consummated on January 1, 2004 or September 30, 2005, as applicable. The unaudited pro forma financial information should be read in conjunction with:

(1) Think Partnerhsip, Inc.'s consolidated financial statements and notes thereto and management's discussion and analysis for the year ended December 31, 2004 filed as part of Think Partnership, Inc.'s Annual Report on Form 10-KSB

(2) Think Partnership, Inc.'s consolidated financial statements and notes thereto and management's discussion and analysis for the nine months ended September 30, 2005 filed as part of Think Partnership, Inc.'s Quarterly Report on Form l0-QSB.

(3) Morex Marketing Group LLC's audited financial statements and notes thereto as of and for the year ended December 31, 2004, included as Exhibit 99.1 of this Form 8-K/A.

(4) Morex Marketing Group LLC's unaudited financial statements and notes thereto as of and for the nine months ended September 30, 2005 and 2004, included as
Exhibit 99.2 of this Form 8-K/A.

(5) Catamount Group LLC, Catamount Management LLC and Plan Bee LLC. audited balance sheets as of December 31, 2004 and 2003 and the related statement of operations, member's equity and cash flows for the period then ended, included as Exhibit 99.3 of this Form 8-K/A.

(6) Catamount Group LLC, Catamount Management LLC and Plan Bee LLC. unaudited balance sheets as of September 30, 2005 and 2004 and the related statement of operations, member's equity and cash flows for the period then ended, included as Exhibit 99.4 of this Form 8-K/A.

(7) Think Partnership, Inc.s' Current Report on Form 8-K previously filed on January 25, 2006.





                            Think Partnership, Inc.
                      Consolidated Pro Forma Balance Sheet
                               September 30, 2005

                                              Think           Morex         Adjustments        Total
                                            ----------      ----------      -----------      ----------
Assets
Current Assets
Cash and Cash Equivalents                   $1,250,169       $955,794               $0       $2,205,963
Restricted Cash                                717,942              0                0          717,942
Accounts Receivable(Net of Allowance)        5,417,563      1,606,431                0        7,023,994
Other Current Assets                         2,840,454         90,693                0        2,931,147
                                            ----------      ----------      -----------      ----------
Total Current Assets                        10,226,128      2,652,918                0       12,879,046
                                            ----------      ----------      -----------      ----------
Property and Equipment, net                  2,653,211        148,790                0        2,802,001
                                            ----------      ----------      -----------      ----------
Other Assets
Goodwill                                    28,553,395              0       12,655,252  (1)  41,208,647
Intangible Assets                            9,606,304      1,328,907        5,685,693  (1)  16,620,904
Other Assets                                 1,130,250         21,284                0        1,151,534
                                            ----------      ----------      -----------      ----------
Total Other Assets                          39,289,949      1,350,191       18,340,945       58,981,085
                                            ----------      ----------      -----------      ----------
Total Assets                               $52,169,288     $4,151,899      $18,340,945      $74,662,132
                                            ==========      ==========      ===========      ==========

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term                  $633,062             $0       $2,500,000  (1)  $3,133,062
Notes Payable - Line of Cred                 3,535,000              0        6,937,778  (1)  10,472,778
Accounts Payable                             2,600,274        886,024                0        3,486,298
Other Current Liabilities                    4,785,097        146,720                0        4,931,817
                                            ----------      ----------      -----------      ----------
Total Current Liabilities                   11,553,433      1,032,744        9,437,778       22,023,955
                                            ----------      ----------      -----------      ----------

Long-Term Liabilities                        3,680,549          2,140                0        3,682,689
                                            ----------      ----------      -----------      ----------

Shareholders' Equity
Common Stock                                    36,961              0            5,514  (1)      42,475
Additional Paid in Capital                  39,556,971              0       12,014,668  (1)  51,571,639
Accumulated Deficit                         (2,180,232)     3,117,015       (3,117,015) (1)  (2,180,232)
Treasury Stock                                (540,000)             0                0         (540,000)
Accumulated Other Comprehensive Income          61,606              0                0           61,606
                                            ----------      ----------      -----------      ----------
Total Shareholders' Equity                  36,935,306      3,117,015        8,903,167       48,955,488
                                            ----------      ----------      -----------      ----------
Total Liabilities and Shareholders' Equity  $52,169,288     $4,151,899      $18,340,945     $74,662,132
                                            ==========      ==========      ===========      ==========



                             Think Partnership Inc
      Consolidated Pro Forma Statement of Income and Comprehensive Income
                      Nine Months Ended September 30, 2005

                                              Think           Morex         Adjustments        Total
                                            ----------      ----------      -----------      ----------
Net Revenue                                $30,736,524     $4,253,019                0      $34,989,543
Cost of Revenue                             10,323,980        233,085                0       10,557,065
                                            ----------      ----------      -----------      ----------
Gross Profit                                20,412,544      4,019,934                0       24,432,478
Operating Expenses
  Selling, General and Administrative       17,510,874      1,097,197                0       18,608,071
  Amortization of Purchased Intangibles      1,040,802              0        1,066,067  (2)   2,106,869
                                            ----------      ----------      -----------      ----------
Income from Operations                       1,860,868      2,922,737       (1,066,067)       3,717,538

Other Income(Expenses)
  Interest Income                               77,633          6,228                0           83,861
  Interest Expense                             (90,590)             0                0          (90,590)
  Other Income(Expense)                         10,240              0                0           10,240
                                            ----------      ----------      -----------      ----------
Income before Income Taxes                   1,858,151      2,928,965       (1,066,067)       3,721,049
Provision for Income Taxes                     721,989              0          745,159  (3)   1,467,148
                                            ----------      ----------      -----------      ----------
Net Income                                   1,136,162      2,928,965       (1,811,226)       2,253,901
Other Comprehensive Income
  Unrealized Gain(Loss)on Securities            61,606              0                0           61,606
                                            ----------      ----------      -----------      ----------
Comprehensive Income                         1,197,768      2,928,965       (1,811,226)       2,315,507
                                            ==========      ==========      ===========      ==========
Net Income Per Share
  Basic                                           0.03           0.28                              0.05
                                            ----------      ----------                       ----------
  Fully Diluted                                   0.03           0.28                              0.05
                                            ----------      ----------                       ----------

Weighted Average Shares(Basic)              33,426,715     10,607,182                        44,033,897
                                            ----------     -----------                       ----------
Weighted Average Shares(Fully Diluted)      39,132,081     10,607,182                        49,739,263
                                            ----------     -----------                       ----------



                             Think Partnership Inc
      Consolidated Pro Forma Statement of Income and Comprehensive Income
                     Twelve Months Ended December 31, 2004

                                              Think           Morex         Adjustments        Total
                                            ----------      ----------      -----------      ----------
Net Revenue                                $17,621,100     $1,833,310                0      $19,454,410
Cost of Revenue                              4,091,939       (100,156)               0        3,991,783
                                            ----------      ----------      -----------      ----------
Gross Profit                                13,529,161      1,933,466                        15,462,627
Operating Expenses
  Selling, General and Administrative       10,585,315        734,937                0       11,320,252
  Amortization of Purchased Intangibles        108,489              0        1,421,423  (2)   1,529,912
                                            ----------      ----------      -----------      ----------
Income from Operations                       2,835,357      1,198,529       (1,421,423)       2,612,463

Other Income(Expenses)
  Interest Income                               22,164              0                0           22,164
  Interest Expense                             (44,603)             0                0          (44,603)
  Other Income(Expense)                         24,863              0                0           24,863
                                            ----------      ----------      -----------      ----------
Income before Income Taxes                   2,837,781      1,198,529       (1,421,423)       2,614,887
Provision for Income Taxes                   1,063,793              0          (89,158) (3)     974,635
                                            ----------      ----------      -----------      ----------
Net Income                                   1,773,988      1,198,529       (1,332,266)       1,640,251
Other Comprehensive Income
  Unrealized Gain(Loss) on Securities                0              0                0                0
                                            ----------      ----------      -----------      ----------
Comprehensive Income                         1,773,988      1,198,529       (1,332,266)       1,640,251
                                            ==========      ==========      ===========      ==========

Net Income Per Share
  Basic                                           0.07           0.11                              0.05
                                            ----------      ----------                       ----------
  Fully Diluted                                   0.06           0.11                              0.04
                                            ----------      ----------                       ----------

Weighted Average Shares(Basic)              24,332,967     10,607,182                        34,940,149
                                            ----------     -----------                       ----------
Weighted Average Shares(Fully Diluted)      30,264,304     10,607,182                        40,871,486
                                            ----------     -----------                       ----------

Notes to Unaudited Pro Forma Combined Financial Information

Note (1) This adjustment represents the purchase price allocation. The valuation of the intangibles is currently being performed by an independent valuation firm. These are estimates.

Note (2) This adjustment reflects the estimated amount of amortization that would have been recognized from the acquired intangible assets during the period reflected.

Note (3) This adjustment reflects the estimated combined income tax effect that would have been recognized using applicable state and federal tax rates in effect during the periods presented.